EXHIBIT (17) (c)

PLEASE VOTE, SIGN, DATE AND PROMPTLY RETURN IN THE ACCOMPANYING ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE U.S.

Your Proxy Vote is important!

And now you can Vote your Proxy by
PHONE or the INTERNET.

It saves Money! Telephone and Internet
voting saves postage costs. Savings which
can help minimize expenses.

It saves Time! Telephone and Internet
voting is instantaneous – 24 hours a day.

It’s Easy! Just follow these simple steps:

1. Read your proxy statement and have it at
hand.

2. Call toll-free 1-866-241-6192, or go to
website: www.proxy-direct.com

3. Follow the recorded or on-screen
directions.

4. Do not mail your Proxy Card when you
vote by phone or the Internet.

Please detach at perforation before mailing.

PROXY	EATON VANCE EMERGING MARKETS FUND	PROXY
SPECIAL MEETING OF SHAREHOLDERS – AUGUST 13, 2010
PROXY SOLICITED ON BEHALF OF BOARD OF TRUSTEES

The undersigned holder of shares of beneficial interest of the above-referenced Fund (the “Fund”), hereby appoints BARBARA E. CAMPBELL, DEBORAH A. CHLEBEK, THOMAS E. FAUST JR., MAUREEN A. GEMMA AND DUNCAN W. RICHARDSON, and each of them, with full power of substitution and revocation, as proxies to represent the undersigned at the Special Meeting of Shareholders of the Fund to be held at Two International Place, Boston, Massachusetts 02110, on Friday, August 13, 2010 at 3:00 p.m., Eastern Time, and at any and all adjournments thereof, and to vote all shares of beneficial interest of the Fund which the undersigned would be entitled to vote, with all powers the undersigned would possess if personally present, in accordance with the instructions on this proxy.

WHEN THIS PROXY IS PROPERLY EXECUTED, THE SHARES REPRESENTED HEREBY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSAL SET FORTH ON THE REVERSE AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO ALL OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE SPECIAL MEETING AND ANY ADJOURNMENTS THEREOF. THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF THE ACCOMPANYING NOTICE OF SPECIAL MEETING AND PROXY STATEMENT.

VOTE VIA THE TELEPHONE: 1-866-241-6192
VOTE VIA THE INTERNET: www.proxy-direct.com
[ 999 9999 9999 999 ]    [ 1234 5678 ]

Note: Please sign this proxy as your name appears on the books of the
Fund. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.
_______________________________
Signature
_______________________________
Signature (if held jointly)
_______________________________
Date EVS_19828_032009

PLEASE VOTE, SIGN, DATE AND PROMPTLY RETURN
IN THE ACCOMPANYING ENVELOPE.
NO POSTAGE IS REQUIRED IF MAILED IN THE U.S.

Important Notice Regarding the Availability of Proxy Materials for the
EATON VANCE EMERGING MARKETS FUND
Shareholder Meeting to Be Held on August 13, 2010.
The Proxy Statement for this meeting is available at [Insert website]

PLEASE VOTE, SIGN, DATE AND RETURN YOUR
PROXY TODAY

Please detach at perforation before mailing.

THE BOARD OF TRUSTEES RECOMMENDS A VOTE FOR THE FOLLOWING:
PLEASE MARK VOTES AS IN THIS EXAMPLE: ■

		FOR	AGAINST	ABSTAIN

1.	To approve the Agreement and Plan of Reorganization to convert shares of Eaton Vance Emerging
	Markets Fund into Class A shares of Eaton Vance Structured Emerging Markets Fund, as described in the	☐	☐	☐
accompanying proxy statement/prospectus.

MEETING ATTENDANCE:
Mark the box to the right if you plan to attend the Special Meeting. If you plan to attend the Special		☐
Meeting in person, please be prepared to present photo identification.

NOTE ADDRESS CHANGE:	_______________________________
_______________________________
_______________________________

If you have any questions or need assistance with voting, please call 1-866-525-2664 from 9:00 a.m. to 11:00 p.m. EDT Monday through Friday, and Saturdays from 12:00 p.m. to 6:00 p.m.

PLEASE SIGN AND DATE ON REVERSE SIDE. EVS_19828_032009